                                                                 EXHIBIT 10.32.8


                                   THE PURPOSE OF THIS INSTRUMENT IS TO MAKE
This instrument, when recorded,    TECHNICAL CORRECTIONS TO THE "FACILITY
should be returned to:             SUBLEASE" REFERRED TO IN THE SHORT FORM OF
                                   FACILITY SUBLEASE AGREEMENT (P1), DATED
Robert N. Farrar                   DECEMBER 30, 1996, RECORDED IN DEED BOOK
Attorney at Law                    ____, PAGE ____, AND THE LONG FORM OF SUCH
The Carnegie Building              FACILITY SUBLEASE RECORDED IN DEED BOOK ____,
607 Broad Street, Suite 141        PAGE ____, OF THE RECORDS OF THE CLERK OF
Rome, Georgia  30161-3059          SUPERIOR COURT OF FLOYD COUNTY, GEORGIA. IT
                                   IS THE INTENTION OF THE PARTIES THAT THIS
                                   DOCUMENT SUPERCEDE SUCH OTHER DOCUMENTS IN
                                   THEIR ENTIRETY.


                   =======================================

                         FACILITY SUBLEASE AGREEMENT
                                     (P1)
                        Dated as of December 30, 1996

                                   between

                      ROCKY MOUNTAIN LEASING CORPORATION

                                     and

                         OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATING
                         & TRANSMISSION CORPORATION)

                                ROCKY MOUNTAIN
                     PUMPED STORAGE HYDROELECTRIC PROJECT

                   =======================================

      ALL THE RIGHT, TITLE AND INTEREST OF ROCKY MOUNTAIN LEASING CORPORATION IN AND TO THIS FACILITY SUBLEASE AGREEMENT (P1) HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY TITLE, LIEN AND SECURITY INTEREST IN FAVOR OF SUNTRUST BANK, ATLANTA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS CO-TRUSTEE, UNDER A DEED TO SECURE DEBT, ASSIGNMENT OF SURETY BOND AND SECURITY AGREEMENT (P1), DATED AS OF DECEMBER 30, 1996 AND CERTAIN OF SUCH RIGHT, TITLE AND INTEREST HAVE BEEN FURTHER ASSIGNED TO UTRECHT-AMERICA FINANCE CO., AS LENDER UNDER THE LOAN AGREEMENT AND THE DEED TO SECURE DEBT, EACH DATED AS OF DECEMBER 30, 1996. THIS FACILITY SUBLEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE LENDER ON THE SIGNATURE PAGE THEREOF. SEE SECTION 24 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    DEFINITIONS..................................................  2

SECTION 2.    LEASE OF THE UNDIVIDED INTEREST..............................  2

SECTION 3.    FACILITY SUBLEASE TERM AND SUBLEASE RENT.....................  2
              Section 3.1 Sublease Basic Term..............................  2
              Section 3.2 Sublease Basic Rent..............................  3
              Section 3.3 Sublease Supplemental Rent.......................  3
              Section 3.4 Adjustment of Sublease Basic Rent................  3
              Section 3.5 Manner of Payments...............................  3
              Section 3.6 Business Day.....................................  4

SECTION 4.    DISCLAIMER OF WARRANTIES; RIGHT OF QUIET
              ENJOYMENT....................................................  4
              Section 4.1 Disclaimer of Warranties.........................  4
              Section 4.2 Quiet Enjoyment..................................  5

SECTION 5.    RETURN OF UNDIVIDED INTEREST.................................  6
              Section 5.1 Return...........................................  6
              Section 5.2 Condition Upon Return............................  6
              Section 5.3 Environmental Reports............................  8
              Section 5.4 Expenses.........................................  8

SECTION 6.    LIENS........................................................  8

SECTION 7.    MAINTENANCE; REPLACEMENTS OF COMPONENTS......................  9
              Section 7.1 Maintenance; Compliance with Rocky Mountain
                          Agreements.......................................  9
              Section 7.2 Replacement of Components........................  9
              Section 7.3 Records.......................................... 10

SECTION 8.    MODIFICATIONS................................................ 10
              Section 8.1 Required Modifications........................... 10
              Section 8.2 Optional Modifications........................... 10
              Section 8.3 Title to Modifications; Subjection to Head
                          Lease............................................ 10
              Section 8.4 Report of Modifications.......................... 11

SECTION 9.    NET LEASE.................................................... 11

                                                                          Page
                                                                          ----
                         TABLE OF CONTENTS, Continued

SECTION 10.   EVENTS OF LOSS............................................... 12
              Section 10.1 Occurrence of Events of Loss.................... 12
              Section 10.2 Payment of Sublease Termination Value;
                           Termination of Sublease Basic Rent.............. 13
              Section 10.3 Rebuild......................................... 14
              Section 10.4 Eminent Domain.................................. 16

SECTION 11.   INSURANCE.................................................... 17
              Section 11.1 Property Insurance.............................. 17
              Section 11.2 Liability Insurance............................. 17
              Section 11.3 Provisions With Respect to Insurance............ 17
              Section 11.4 Reports......................................... 18
              Section 11.5 Additional Insurance by Facility Sublessor...... 18

SECTION 12.   INSPECTION................................................... 19

SECTION 13.   TERMINATION OPTION FOR BURDENSOME EVENTS..................... 19
              Section 13.1 Election to Terminate........................... 19
              Section 13.2 Procedure for Exercise of Termination Option.... 20

SECTION 14.   TERMINATION FOR OBSOLESCENCE................................. 21
              Section 14.1 Termination..................................... 21
              Section 14.2 Solicitation of Offers.......................... 21
              Section 14.3 Procedure for Exercise of Termination Option.... 22

SECTION 15.   END OF SUBLEASE BASIC TERM OPTIONS........................... 23
              Section 15.  The Facility Sublessee's Sublease Purchase
                           Option and Sublease Return Option............... 23
              Section 15.2 Sublease Renewal Term........................... 24
              Section 15.3 Refinancing of Loan Certificate in Connection
                           with Sublease Return Option..................... 25

SECTION 16.   EVENTS OF DEFAULT............................................ 26

SECTION 17.   REMEDIES..................................................... 29
              Section 17.1 Remedies for Sublease Event of Default.......... 29
              Section 17.2 Cumulative Remedies............................. 31
              Section 17.3 No Delay or Omission to be Construed as Waiver.. 32

SECTION 18.   TERMINATION OPTIONS FOR APPEAL OF FERC ORDERS................ 32

                                                                           Page
                                                                           ----
                         TABLE OF CONTENTS, Continued

              Section 18.1 Options to Terminate............................ 32
              Section 18.2 Procedure for Exercise of Termination Options... 33

SECTION 19.   THE FACILITY SUBLESSEE'S RIGHT TO SUBLEASE................... 33

SECTION 20.   FURTHER ASSURANCES........................................... 34

SECTION 21.   FACILITY SUBLESSOR'S RIGHT TO PERFORM........................ 35

SECTION 22.   NOTICES...................................................... 35

SECTION 23.   SECURITY INTEREST AND INVESTMENT OF SECURITY
              FUNDS........................................................ 37

SECTION 24.   SECURITY FOR FACILITY SUBLESSOR'S OBLIGATION TO THE
              FACILITY LESSOR.............................................. 37

SECTION 25.   MISCELLANEOUS................................................ 38
              Section 25.1 Governing Law................................... 38
              Section 25.2 Severability.................................... 38
              Section 25.3 Headings and Table of Contents.................. 38
              Section 25.4 Successors and Assigns.......................... 38
              Section 25.5 "True Lease".................................... 38
              Section 25.6 Amendments and Waivers.......................... 38
              Section 25.7 Survival........................................ 38
              Section 25.8 Counterparts.................................... 39
              Section 25.9 Effectiveness................................... 39

ATTACHMENTS TO FACILITY SUBLEASE:

Appendix A  -     Definitions............................................. A-1

Exhibit A   -     Description of the Facility

      Exhibit A-1 -     Description of the Entire Rocky Mountain Property
      Exhibit A-2 -     Project Boundary Drawing of the Rocky Mountain Project
      Exhibit A-3 -     Powertunnel and Powerhouse General Plan and Profile
                         of the Rocky Mountain Project No. RM-00-CL-0013 R1
      Exhibit A-4 -     Equipment

                                                                          Page
                                                                          ----
                         TABLE OF CONTENTS, Continued

Schedule 1  -     Sublease Basic Rent.................................... S1-1

Schedule 2  -     Sublease Termination Values............................ S2-1

                          FACILITY SUBLEASE AGREEMENT
                                     (P1)

      This FACILITY SUBLEASE AGREEMENT (P1), dated as of December 30, 1996 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "Facility Sublease"), between ROCKY MOUNTAIN LEASING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Facility Sublessor"), and OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION), an electric membership corporation organized under the laws of the State of Georgia (together with its successors and permitted assigns, the "Facility Sublessee").

      WHEREAS, the Facility Sublessee and Georgia Power Company, a corporation organized under the laws of the State of Georgia (together with its successors and assigns, "Georgia Power") own the Rocky Mountain Site (as hereinafter defined) as tenants in common under the laws of the State of Georgia;

      WHEREAS, the Facility Sublessee and Georgia Power own the Facility (as hereinafter defined) as tenants in common under the laws of the State of Georgia;

      WHEREAS, pursuant to the Ground Lease (as hereinafter defined) the Co-Trustee has acquired from the Facility Sublessee a leasehold interest in the Ground Interest;

      WHEREAS, pursuant to the Head Lease (as hereinafter defined) the Co-Trustee has acquired from the Facility Sublessee the Undivided Interest for a term equal to 120% of the estimated remaining useful life of the Facility, subject to renewal as provided in the Head Lease;

      WHEREAS, pursuant to the Ground Sublease (as hereinafter defined) the Co-Trustee will lease the Ground Interest leased to it by the Facility Sublessee pursuant to the Ground Lease to RMLC, as Ground Sublessee, for the term provided therein;

      WHEREAS, pursuant to the Facility Lease (as hereinafter defined), the Co-Trustee will lease the Undivided Interest to RMLC, as Facility Lessee, for the term provided therein;

      WHEREAS, pursuant to the Ground Sub-sublease (as hereinafter defined), RMLC, as Ground Sub-sublessor, will lease the Ground Interest leased to it by the Co-Trustee pursuant to the Ground Sublease to the Facility Sublessee, for a term equal to that of the Ground Sublease; and

      WHEREAS, pursuant to this Facility Sublease, the Facility Sublessor will lease the Undivided Interest leased to it by the Facility Lessor pursuant to the Facility Lease to the Facility Sublessee, for a term equal to that of the Facility Lease.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      Capitalized terms used in this Facility Sublease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Facility Sublease and specifically defined herein.

SECTION 2. LEASE OF THE UNDIVIDED INTEREST

      The Facility Sublessor hereby leases the Undivided Interest, upon the terms and conditions set forth herein, to the Facility Sublessee for the Sublease Basic Term and Sublease Renewal Term, if any, and the Facility Sublessee hereby leases the Undivided Interest, upon the terms and conditions set forth herein, from the Facility Sublessor. The Facility Sublessee and the Facility Sublessor understand and agree that (a) this lease of the Undivided Interest is subject to the interest of the Head Lessee under the Head Lease, the interest of the Facility Lessee under the Facility Lease and the interests identified in the definition of Undivided Interest, (b) legal title to the Facility remains vested in Oglethorpe and Georgia Power as tenants-in-common,
(c) this lease of the Undivided Interest is subject and subordinate to the Lien of the Oglethorpe Mortgage and (d) this lease is subject to those encumbrances set forth in the Title Report. The Undivided Interest shall be subject to the terms of this Facility Sublease from the date on which this Facility Sublease is executed and delivered.

SECTION 3. FACILITY SUBLEASE TERM AND SUBLEASE RENT

      Section 3.1 Sublease Basic Term. The term of this Facility Sublease shall commence on the Closing Date and shall terminate at 11:57 p.m. (New York City time) on the Expiration Date (the "Sublease Basic Term"), subject to earlier termination pursuant to Section 10, 13, 14, 17 or 18 hereof and extension for a Sublease Renewal Term pursuant to Section 15.2 hereof; provided, however, that notwithstanding anything to the contrary set forth herein, in no event shall the Sublease Basic Term terminate so long as the Facility Sublessor's interest under this Facility Sublease shall be subject to the Lien of the Facility Sublease Assignment Agreement.

      Section 3.2 Sublease Basic Rent. The Facility Sublessee hereby agrees to pay to the Facility Sublessor Sublease Basic Rent for the lease of the Undivided Interest for each Rent Payment Period throughout the Sublease Basic Term and the Sublease Renewal Term, if applicable, in the amounts payable in advance or in arrears or both, as the case may be, on each Rent Payment Date as indicated on
Schedule 1 hereto under the caption "Advance Rent" in the case of Rent Payment Periods immediately following such Rent Payment Date and/or "Arrears Rent" in the case of Rent Payment Periods ending on such Rent Payment Date. Each such payment of Sublease Basic Rent shall be in the amount set forth opposite such Rent Payment Date on Schedule 1 hereto, in each case, subject to Section 3.4 hereof.

      Section 3.3 Sublease Supplemental Rent. The Facility Sublessee also agrees to pay to the Facility Sublessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Sublease Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Sublessee to pay any Sublease Supplemental Rent, the Facility Sublessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Sublease Basic Rent. The Facility Sublessee will also pay as Sublease Supplemental Rent to the extent permitted by Applicable Law, an amount equal to interest at the applicable Overdue Rate on any part of any payment of Sublease Basic Rent not paid when due for any period for which the same shall be overdue and on any Sublease Supplemental Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Sublease Supplemental Rent to be paid pursuant to this Section 3.3 shall be payable (i) if to the Facility Sublessor in the manner set forth in Section 3.5 or (ii) if to other Persons in the manner set forth in the first sentence of Section 3.5.

      Section 3.4 Adjustment of Sublease Basic Rent. The Facility Sublessee and the Facility Sublessor agree that Sublease Basic Rent (including Sublease Basic Rent for the Renewal Term, if any), Sublease Termination Values and Equity Exposure Amounts shall be adjusted, either upwards or downwards, to reflect adjustments in Basic Rent payable under the Facility Lease. All adjustments pursuant to the preceding sentence shall be equal to adjustments made for any Rent Payment Date pursuant to Section 3.4 of the Facility Lease.

      Section 3.5 Manner of Payments. (a) All Sublease Rent (whether Sublease Basic Rent or Sublease Supplemental Rent) shall be paid by the Facility Sublessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Sublease Rent payable to the Facility Sublessor shall be paid by the Facility Sublessee to the Facility Sublessor at its account at SunTrust Bank, Atlanta (ABA Account No. 061-0001-04) Credit - Rocky Mountain Leasing Corporation (Account No. 8840611373), or to such other place as the Facility Sublessor shall notify the Facility Sublessee in writing.

      (b) Payments made to the Facility Sublessor or its assignee under the Qualifying Sublease Surety Bond shall satisfy the Facility Sublessee's obligation to pay amounts of Sublease Basic Rent or Sublease Supplemental Rent, as the case may be, to the extent of such payments. Amounts paid to the Owner Participant from the Qualifying Head Lease Surety Bond in satisfaction of the Special Equity Head Lease Remedy shall not satisfy or be treated as performance of any of the Facility Sublessee's obligations under this Facility Sublease or any other Operative Document (other than its obligations under Section 16.2 of the Participation Agreement) or in any way limit or offset any amounts payable by the Facility Sublessee.

      Section 3.6 Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Facility Sublease or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and, provided such payment is made on such succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

SECTION 4. DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

      Section 4.1 Disclaimer of Warranties. (a) WITHOUT WAIVING ANY CLAIM THE FACILITY SUBLESSEE MAY HAVE AGAINST ANY MANUFACTURER, VENDOR OR CONTRACTOR UNDER THE ROCKY MOUNTAIN AGREEMENTS, THE FACILITY SUBLESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE FACILITY SUBLESSOR THAT (i) THE FACILITY AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY SUBLESSEE, (ii) THE FACILITY SUBLESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES,
(iii) THE FACILITY SUBLESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE SUBLEASE BASIC TERM AND THE SUBLEASE RENEWAL TERM, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED INCLUDING WITHOUT LIMITATION (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY SUBLEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE FACILITY SUBLESSOR AND (v) THE FACILITY SUBLESSOR LEASES FOR THE SUBLEASE BASIC TERM AND SUBLEASE RENEWAL TERM, IF ANY, SPECIFIED HEREIN AND THE FACILITY SUBLESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY SUBLEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE

FACILITY SUBLESSEE ACKNOWLEDGES THAT THE FACILITY SUBLESSOR MAKES NO, NOR SHALL BE DEEMED TO HAVE MADE, AND EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTA TIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESEN TATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Facility Sublessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Facility Sublessor's Liens. It is agreed that all such risks, as between the Facility Sublessor on the one hand and the Facility Sublessee on the other hand are to be borne by the Facility Sublessee. The Facility Sublessor, shall not have any responsibility or liability to the Facility Sublessee or any other Person with respect to any of the following: (w) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (x) the use, operation or performance of the Facility or any Component or any risks relating thereto; (y) any interruption of service, loss of business or anticipated profits or consequential damages; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Facility Sublessor, express or implied, with respect to the Facility or any components of either thereof or the Undivided Interest that may arise pursuant to any Applicable Law now or hereinafter in effect, or otherwise.

      (b) During the Facility Sublease Term, so long as no Sublease Event of Default shall have occurred and be continuing, the Facility Sublessor hereby appoints irrevocably and constitutes the Facility Sublessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Facility Sublessor and the Facility Sublessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Sublessee, whatever claims and rights the Facility Sublessor may have in respect of the Undivided Interest against the manufacturers of the Facility, or vendors or contractors under the Rocky Mountain Agreements or under any express or implied warranties relating to the Facility or the Undivided Interest.

      Section 4.2 Quiet Enjoyment. The Facility Sublessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Sublease Event of Default shall have occurred and be continuing, it shall not itself interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Sublessee of the interest in the Facility or the Undivided Interest conveyed by this Facility Sublease subject to the terms of this Facility Sublease; provided that the Facility Sublessor's covenant does not relate to actions of the Facility Lessor or the Lender.

SECTION 5. RETURN OF UNDIVIDED INTEREST

      Section 5.1 Return. Upon the expiration of the Facility Sublease Term unless the Facility Sublessee shall have purchased the Facility Sublessor's interest in the Undivided Interest pursuant to Section 15.1, or upon any early termination of this Facility Sublease other than a termination in accordance with Section 10, 13 or 18, the Facility Sublessee, at its own expense, shall return the Undivided Interest by delivering possession of the same to the Facility Sublessor at the location of the Facility on the Rocky Mountain Site near Rome, Georgia.

      Section 5.2 Condition Upon Return. At the time of any return of the Undivided Interest by the Facility Sublessee in accordance with Section 5.1, the following conditions shall be complied with, all at the Facility Sublessee's sole cost and expense:

            (a) the right to use the Undivided Interest granted hereunder for the benefit of the Facility Sublessee shall cease and terminate;

            (b) the Facility will be in at least as good condition as if it had been maintained, rebuilt and operated during the Facility Sublease Term in compliance with the provisions of this Facility Sublease, reasonable wear and tear excepted, and there shall be no deferred maintenance in respect of the Facility;

            (c) the Facility Sublessee shall cooperate with all reasonable requests of the Facility Sublessor, at the expense of the Facility Sublessee, for purposes of obtaining, or enabling the Facility Sublessor or its designee to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Facility Sublessor or its designee in connection with its use, operation or maintenance of the Undivided Interest on or after such return in compliance with Applicable Law and in the manner contemplated by the Rocky Mountain Agreements;

            (d) the Facility Sublessee shall return and surrender possession of the Undivided Interest to the Facility Sublessor (or its designee) free and clear of all Liens (other than Liens described in clauses (iv), (v), (vi), (viii), (x) and (xi) of the definition of "Permitted Liens" and Permitted Post-Term Encumbrances);

            (e) the Facility shall have (ordinary wear and tear excepted) at least the capability and functional ability, including the existence of sufficient water flows in contributing streams, to perform substantially at the ratings for which it was designed, on a continuing basis in normal commercial operation, all functions for which it was designed;

            (f) the Facility shall be in compliance with all requirements of manufacturers required for the maintenance in full force and effect of any material warranty then in effect with respect to the Facility; and

            (g) no Component shall be a temporary Component and any replacement Component shall satisfy the standards of Section 7.2. Prior to redelivery of the Undivided Interest under this Section 5.2, upon not less than 40 days' prior request of the Facility Sublessor, the Facility Sublessee shall perform such maintenance on the Facility which is in addition to that otherwise required to be performed by the Facility Sublessee hereunder as the Facility Sublessor may reasonably specify (using its best efforts on a time-available basis for such work). If the Facility Sublessee is unable to perform such requested maintenance, it will use its best efforts to arrange to have such maintenance performed by another Person acceptable to the Facility Sublessor at rates comparable to those the Facility Sublessee obtains for maintenance performed on its own facilities. The Facility Sublessor shall either promptly reimburse the Facility Sublessee for the Facility Sublessee's cost or pay such rates charged by any such Person acceptable to the Facility Sublessor in connection with such requested maintenance. The Facility Sublessee shall also surrender to the Facility Sublessor originals or copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, operation, maintenance, construction, design, modification and repair of the Facility, as shall be in the Facility Sublessee's or any Affiliate of the Facility Sublessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility. The Facility Sublessee shall effect delivery of the Undivided Interest at its own cost and expense by executing and delivering to the Facility Sublessor an instrument or instruments in form and substance reasonably satisfactory to the Facility Sublessor evidencing surrender by the Facility Sublessee of the Facility Sublessee's rights to the Undivided Interest under this Facility Sublease and to the possession thereof. At least 60 but not more than 120 days prior to redelivery of the Undivided Interest pursuant to this Section 5.2, the Facility Sublessee shall perform the Return Acceptance Tests and shall promptly provide the results to the Facility Sublessor. If the Facility shall not pass such tests, the Facility Sublessee shall, at its own expense, take such actions as may be necessary to enable the Facility to pass such tests and certify to the Owner Participant such passage of such tests prior to such delivery date. At the Facility Sublessor's request, if possible and commercially reasonable, the Facility Sublessee shall provide insurance in accordance with Section 11 hereof for three months following the date of return of the Undivided Interest at the Facility Sublessor's sole cost and expense which costs and expense shall equal Facility Sublessee's actual cost and expense for such insurance;

            (h) the FERC License shall have been renewed for a term of not less than 17 years from the Expiration Date on terms not materially more burdensome than those under the existing FERC License and shall be in full force and effect.

At the time of any return of the Undivided Interest by the Facility Sublessee in circumstances where the Facility Lessor has elected its option pursuant to
Section 14.3 of the Facility Lease, the condition set forth in clauses (a), (b),
(c), (d) and (g) of this Section 5.2 shall be complied with at the Facility Sublessee's sole cost and expense.

      Section 5.3 Environmental Reports. In connection with a return pursuant to
Section 5.2, the Facility Sublessee shall provide the Facility Sublessor, no later than 270 days prior to the Expiration Date, or in connection with a return other than on the Expiration Date, no later than the date of return, an inspection report prepared by a reputable environmental consulting firm (selected by the Facility Sublessor and reasonably acceptable to the Facility Sublessee) as to the environmental condition of the Facility and the Rocky Mountain Site and the compliance or non-compliance with applicable Environmental Laws, in form, scope and substance reasonably satisfactory to the Facility Sublessor. The cost and expense of preparing and providing such report shall all be for the account of the Facility Sublessee. The provisions of such report shall not relieve the Facility Sublessee of liability with respect to environmental conditions, known or unknown, in respect of the Facility and the Rocky Mountain Site and the Facility Sublessee will take any and all actions necessary to ensure that the Facility and the Rocky Mountain Site comply with all such Environmental Laws. If such report shall indicate that either the Facility or the Rocky Mountain Site is not in compliance with applicable Environmental Laws, the Facility Sublessee shall, within 90 days of the Facility Sublessor having received such inspection report, (a) provide the Facility Sublessor with a remediation plan approved by the applicable Governmental Entity designed to ensure that the Facility and the Rocky Mountain Site will be brought into compliance with applicable Environmental Laws as promptly as is reasonably practical and without materially adversely affecting the continued operation of the Facility or the Rocky Mountain Site and (b) (i) place in escrow funds in an amount corresponding to the Facility Sublessor's Percentage of the cost estimate of such remediation plan (as certified by the environmental consulting firm that prepared such report or another expert reasonably satisfactory to the Facility Sublessor), which escrow shall provide for the payment of the costs of such plan as the same become due and payable or (ii) make other arrangements that are satisfactory to the Facility Sublessor, as determined in its sole discretion acting in good faith, for such purposes. The obligations of the Facility Sublessee set forth in this Section 5.3 shall survive the termination of this Facility Sublease and the expiration of the Facility Sublease Term.

      Section 5.4 Expenses. The Facility Sublessee agrees to pay or reimburse, on an After-Tax Basis, on demand, all costs and expenses incurred by the Facility Sublessor

(including costs and expenses of the Trustees, the Owner Participant and the Lender incurred by the Facility Sublessor pursuant to Section 5.3 of the Facility Lease) in connection with any return contemplated by this Section 5.

SECTION 6. LIENS

      The Facility Sublessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Undivided Interest or the Facility Sublessor's Rocky Mountain Interest or any interest therein or in, to or on its interest in this Facility Sublease, except Permitted Liens, and the Facility Sublessee shall promptly notify the Facility Sublessor of the imposition of any such Lien of which the Facility Sublessee is aware and shall promptly, at its own expense, take such action as may be necessary duly to discharge such Lien.

SECTION 7. MAINTENANCE; REPLACEMENTS OF COMPONENTS

      Section 7.1 Maintenance; Compliance with Rocky Mountain Agreements. The Facility Sublessee, at its own cost and expense, will cause the Facility to be maintained in good condition (ordinary wear and tear excepted), repair and working order in accordance with Prudent Utility Practice and in compliance with all Applicable Laws of any Governmental Entity having jurisdiction, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, (a) all as in the reasonable judgment of the Facility Sublessee may be necessary so that the business carried on in connection with the Undivided Interest may be properly and advantageously conducted by the Facility Sublessee at all times and (b) in accordance with the Rocky Mountain Agreements and the Oglethorpe Mortgage. The Facility Sublessee will perform all of its obligations under the Rocky Mountain Agreements the failure to perform which would have a material adverse effect on the Facility Lessor's Rocky Mountain Interest or the Facility Sublessor's Rocky Mountain Interest or the current or residual value, utility or remaining useful life of the Facility. Notwithstanding any provision contained in this Facility Sublease or in any of the Operative Documents, the Facility Sublessee has the right to perform any and all acts required by an order of the FERC or its successor affecting the Facility or the Rocky Mountain Site without the prior approval of the Facility Sublessor.

      Section 7.2 Replacement of Components. In the ordinary course of maintenance, service, repair or testing, the Facility Sublessee, at its own cost and expense, may remove or cause to be removed from the Facility any Component; provided, however, that the Facility Sublessee shall cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and shall be in as good operating condition as, and shall have a current and residual value, remaining useful life and utility at least equal to, that of the Component replaced, assuming such replaced Component was in at least the condition and repair required to be maintained in accordance with the terms of this Facility Sublease (each such replacement Component being herein referred to as a "Replacement Component") as promptly as practicable. An undivided interest equal to the Facility Sublessor's Percentage in each Component at any time removed from the Facility shall remain subject to the Head Lease, the Facility Lease and this Facility Sublease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Facility Sublessor and with no adjustment to Sublease Basic Rent)
(i) the replaced Component shall no longer be subject to the Head Lease, the Facility Lease or this Facility Sublease, (ii) title to such Replacement Component shall vest in the Co-Owners and Oglethorpe's undivided interest therein shall become subject to the Oglethorpe Mortgage, (iii) an undivided interest equal to the Facility Lessor's Percentage in the Replacement Component shall thereupon become subject to the Head Lease and the Facility Lease, and
(iv) an undivided interest equal to the Facility Sublessor's Percentage in such Replacement Component shall become subject to this Facility Sublease and be deemed a part of the Facility for all purposes hereof. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Sublease to the contrary, if the Facility Sublessee or the Facility Operator has determined that a Component is surplus or obsolete, it shall have the right to remove such Component without replacing it; provided that no such Component may be so removed without being replaced if such removal would diminish the current or residual value by more than a de minimis amount, or diminish the remaining useful life or utility of the Facility or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 76-30, 1976-1, 647.

      Section 7.3 Records. The Facility Sublessee shall maintain logs of the Facility's operation and keep maintenance and repair reports in sufficient detail to indicate the nature and date of major work completed on the Facility, including, without limitation, the cost of maintenance and repair to the extent that such records are kept as a normal part of the Facility Sublessee's operations. Such records shall be made available upon the Facility Sublessor's request during any inspection of the Facility by the Facility Sublessor and shall be deemed the property of the Facility Sublessor upon the expiration or earlier termination of the Facility Sublease; provided, however, that the Facility Sublessee shall be entitled to keep copies of such records.

SECTION 8. MODIFICATIONS

      Section 8.1 Required Modifications. Subject to the Rocky Mountain Agreements, the Facility Sublessee, at its own cost and expense, shall make or cause to be made all Modifications to the Facility as it relates to the Undivided Interest as are required by the Rocky Mountain Agreements and by Applicable Law (each, a "Required Modification").

      Section 8.2 Optional Modifications. So long as no Sublease Bankruptcy Default, Sublease Payment Default or Sublease Event of Default exists, the Facility Sublessee at any time may, at its own cost and expense, make or cause to be made any Modification to the Facility as the Facility Sublessee considers desirable in the proper conduct of its business (an "Optional Modification"); provided that, no Optional Modification to the Facility shall impair the operation of the Facility or diminish the current or residual value, remaining useful life or utility of the Facility below the current or residual value, remaining useful life or utility thereof immediately prior to such Optional Modification, assuming the Facility was then in the condition required to be maintained by the terms of this Facility Sublease or cause the Undivided Interest to become "limited use" property within the meaning of Rev. Proc. 76-30, 1976-1, 647.

      Section 8.3 Title to Modifications; Subjection to Head Lease. Title to all Modifications to the Facility shall immediately vest in the Co-Owners, and Oglethorpe's undivided interest therein shall become subject to the Lien of the Oglethorpe Mortgage and be deemed part of the Facility for all purposes of this Facility Sublease. An undivided interest equal to the Facility Sublessor's Percentage in all Modifications shall immediately become subject to the Head Lease, the Facility Lease and this Facility Sublease (at no cost to the Facility Sublessor and with no adjustment to Sublease Basic Rent) and be deemed a part of the Undivided Interest for all purposes hereof, and the Facility Sublessee, at its own cost and expense, shall take such steps as the Facility Sublessor may require from time to time to confirm that the foregoing Modifications are subject to the Head Lease, the Facility Lease and this Facility Sublease.

      Section 8.4 Report of Modifications. On or before March 1 of each year (commencing March 1, 1998) and on the expiration of the Facility Sublease Term, the Facility Sublessee shall furnish to the Facility Sublessor a report stating the total cost of all Modifications and describing separately and in reasonable detail each Modification having a value in excess of $5,000,000 made during the period from the Closing Date to December 31, 1997 for the first report and annually thereafter based on a calendar year period for subsequent reports.

SECTION 9. NET LEASE

      This Facility Sublease is a "net lease" and, notwithstanding anything herein to the contrary, the Facility Sublessee's obligation to pay all Sublease Rent payable hereunder (and all amounts, including without limitation, Sublease Termination Value, payable in lieu of Sublease Rent following termination of this Facility Sublease) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired nor shall the Facility Sublessee's other obligations hereunder or the Facility Sublessor's rights hereunder be terminated, extinguished, diminished, lost or otherwise impaired, by any circumstance of any character, or for any reason whatsoever, whether or not the same involves the loss of all or any part of the leasehold estate granted by this Facility Sublease including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Sublessee may have against the Facility Sublessor or any other Person, including, without limitation, any breach by any of said parties of any covenant or provision under this Facility Sublease or under any other Operation Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any termination of this Facility Sublease as a result thereof by operation of law or contract, or any foreclosure or deed in lieu of foreclosure of the Oglethorpe Mortgage or deed in lieu of foreclosure or any eviction by paramount title or otherwise or any unavailability of the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Sublessee's Rocky Mountain Interest or the interest of any other Person or any part of the foregoing after its delivery and acceptance by the Facility Sublessee hereunder, for any reason, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part of the foregoing by the Facility Sublessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Sublessee's Rocky Mountain Interest or any part of the foregoing by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Sublease or any other Operative Document, (vi) the lack of right, power or authority of the Facility Sublessor to enter into this Facility Sublease or any other Operative Document,
(vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Facility Sublessee or the Facility Operator to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Sublessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Sublessee's Rocky Mountain Interest or any part of the foregoing,
(xii) the existence of the Qualifying Sublease Surety Bond (other than to the extent of the Sublease Rent discharged from any remittance from the Qualifying Sublease Surety Bond) or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Documents, it being the intention of the parties hereto that all Rent payable by the Facility Sublessee hereunder (and all amounts, including without limitation, Sublease Termination Value, payable in lieu of Sublease Rent following Termination of the Facility Sublease) shall continue to be payable in all events in the manner and at times provided for herein. Such Sublease Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Sublessee against the Facility Sublessor or any other Person under this Facility Sublease or otherwise. To the extent permitted by Applicable Law, the Facility Sublessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Sublease with respect to the Undivided Interest, except in accordance with Section 10, 13, 14, 15 or 18. If for any reason whatsoever this Facility Sublease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Sublessee nonetheless agrees to the extent permitted by Applicable Law, to pay to the Facility Sublessor an amount equal to each installment of Sublease Basic Rent and all Sublease Supplemental Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Sublease not been so terminated. The provisions of this Section 9 shall survive the termination of the leasehold interest created by this Facility Sublease for any reason whatsoever upon and after the termination of the leasehold hereby granted for any reason whatsoever, the Facility Sublessee shall pay to the Facility Sublessor, in lieu of the Sublease Rent payable hereunder, an amount equal to such Sublease Rent, and this obligation is expressly agreed to be a covenant of the Facility Sublessee that is independent of this existence of such leasehold. The obligations of the Facility Sublessee to pay all amounts hereunder other than Sublease Rent are also covenants that are independent of the existence of such leasehold and shall survive the termination thereof for any reason whatsoever.

SECTION 10. EVENTS OF LOSS

      Section 10.1 Occurrence of Events of Loss. The Facility Sublessee will notify the Facility Sublessor of any damage to the Facility, which the Facility Sublessee reasonably anticipates may cause an Event of Loss described in clause
(i), (ii), (iii) or (v) of the definition of Event of Loss within 8 Business Days of such event. The Facility Sublessor will promptly notify the Facility Sublessee if it shall be notified by the Owner Participant or the Facility Lessor pursuant to Section 10.1 of the Facility Lease of any event of which upon election of the Owner Participant would result in an Event of Loss described in clause (iv) of the definition of Event of Loss. If an Event of Loss described in clauses (i) or (ii) of the definition of Event of Loss shall occur, then no later than six months following such occurrence the Facility Sublessee shall notify the Facility Sublessor in writing of its election to either (a) if no Sublease Event of Default has occurred and is continuing and subject to the satisfaction of the conditions set forth in Section 10.3, rebuild and restore the Facility in accordance with the provisions of the Rocky Mountain Agreements so that the Facility shall have a fair market value (present and residual), remaining useful life and utility at least equal to that of the Facility prior to such rebuilding, assuming the Facility was in the condition and repair required to be maintained by this Facility Sublease or (b) terminate this Facility Sublease pursuant to Section 10.2 hereof. The Facility Sublessee may elect the option provided in clause (b) of the preceding sentence regardless of whether the Facility is to be rebuilt. If the Facility Sublessee fails to make an election as provided above, an Event of Loss shall be deemed to occur as of the end of the six month period referred to in the third sentence of this
Section 10.1.

      Section 10.2 Payment of Sublease Termination Value; Termination of Sublease Basic Rent. (a) If (x) the Facility Sublessee shall elect not to rebuild the Facility pursuant to Section 10.3 hereof following an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss or an Event of Loss shall be deemed to occur pursuant to the last sentence of Section 10.1, or (y) an Event of Loss described in clause (iii), (iv) or (v) of the definition of Event of Loss shall occur, then, on the next Termination Date following the Facility Sublessee's notice of its election referred to in the third sentence of
Section 10.1 or the occurrence of a deemed Event of Loss pursuant to the last sentence of Section 10.1 in the case of clause (x) above, or on the next Termination Date occurring at least three months after such occurrence of such Event of Loss in the case of clause (y) above, the Facility Sublessee shall terminate this Facility Sublease and pay to the Facility Sublessor (A) the Sublease Termination Value determined as of the relevant Termination Date, plus
(B) all amounts of Sublease Supplemental Rent (including, without limitation, all costs and expenses of the Facility Sublessor, including costs and expenses of the Co-Trustee, the Owner Trustee, the Owner Participant and the Lender incurred by the Facility Sublessor pursuant to Section 10.2 of the Facility Lease), and all sales, use, value added and other Taxes required to be indemnified by the Facility Sublessee pursuant to Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2 due and payable on or prior to such Termination Date, plus (C) any unpaid Sublease Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Sublease Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date.

      (b) Concurrently with the payment of all sums required to be paid pursuant to this Section 10.2, (1) Sublease Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Sublessee shall cease to have any liability to the Facility Sublessor with respect to the Undivided Interest except for Sublease Supplemental Rent or other obligations (including, without limitation, those under Sections 11.1 and 11.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express provisions of any Operative Document, (3) the Facility Sublessor will at the Facility Sublessee's cost and expense execute and deliver to the Facility Sublessee a release or termination of this Facility Sublease, (4) the Facility Sublessor shall transfer the Facility Sublessor's Rocky Mountain Interest to the Facility Sublessee pursuant to this Section 10.2 and Section 6 of the Ground Sub-sublease on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Sublessor's Liens and (5) this Facility Sublease shall terminate and the Facility Sublessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Sublessee.

      (c) Any payments with respect to the Undivided Interest received at any time by the Facility Sublessor (including, without limitation, payments received by the Facility Sublessor from the Facility Lessor pursuant to paragraph (c) of
Section 10.2 of the Facility Lease) or the Facility Sublessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (iii) of the definition of Event of Loss shall be applied as follows:

                  (i) so much of such payments as shall not exceed the amount required to be paid by the Facility Sublessee pursuant to clause (A) of paragraph (a) of this Section 10.2 shall be applied in reduction of the Facility Sublessee's obligation to pay such amount if not already paid by the Facility Sublessee or, if already paid by the Facility Sublessee, shall be applied to reimburse the Facility Sublessee for its payment of such amount; and

                  (ii) the balance, if any, of such payments remaining
            thereafter shall be apportioned between the Facility Sublessor and the Facility Sublessee in the proportion that the value of the Facility Sublessor's Rocky Mountain Interest bears to the value of the Facility Sublessee's Rocky Mountain Interest.

      Section 10.3 Rebuild. The Facility Sublessee's right to rebuild the Facility pursuant to clause (a) of Section 10.1 hereof shall be subject to the fulfillment, at the Facility Sublessee's sole cost and expense, in addition to the conditions contained in said clause (a), of the following conditions:

      (a) on the date the Facility Sublessee shall notify the Facility Sublessor pursuant to Section 10.1 of its election to rebuild the Facility, in accordance with this Section 10.3, the Facility Sublessee shall deliver to the Facility Sublessor a tax opinion of counsel (such counsel to be selected by the Facility Sublessor and reasonably acceptable to the Facility Sublessee) to the same effect as the opinion required by paragraph (a) of Section 10.3 of the Facility Lease;

      (b) on the date the Facility Sublessee shall notify the Facility Sublessor pursuant to Section 10.1 of its election to rebuild the Facility, in accordance with this Section 10.3, the Facility Sublessee shall deliver to the Facility Sublessor the report of an independent engineer (such independent engineer to be reasonably satisfactory to the Facility Sublessor) to the same effect as the report required by paragraph (b) of Section 10.3 of the Facility Lease;

      (c) on the date the Facility Sublessee shall notify the Facility Sublessor pursuant to Section 10.1 of its election to rebuild the Facility, in accordance with this Section 10.3, the Facility Sublessee shall demonstrate to the reasonable satisfaction of the Facility Sublessor adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding, and that the provisions of the Rocky Mountain Agreements will not impede such rebuilding of the Facility or adversely affect the Facility Sublessor's interest therein;

      (d) the Facility Sublessee shall cause the rebuilding of the Facility to commence as soon as practicable after the occurrence of such Event of Loss and in all events within 18 months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding to proceed diligently thereafter. As the rebuilding of the Facility progresses, title to an undivided interest in such rebuilt facilities shall immediately vest in Oglethorpe as a tenant in common with Georgia Power, subject to the Lien of the Oglethorpe Mortgage, and an undivided interest equal to the Facility Sublessor's Percentage in such rebuilt facilities shall become subject to the Head Lease, the Facility Lease and this Facility Sublease, automatically, for all purposes hereof, without any further act by any Person; and

      (e) on the date of the completion of such rebuilding of the Facility (the "Rebuilding Closing Date") the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Facility Sublessor, the Facility Lessor, the Owner Participant and the Lender: (1) supplements to the Head Lease, the Facility Lease and this Facility Sublease subjecting an undivided interest equal to the Facility Sublessor's Percentage in the rebuilt facilities to the Head Lease, the Facility Lease and this Facility Sublease (with no change in Sublease Basic Rent as a result of such replacement), (2) supplements to the Loan Agreement, the Deed to Secure Debt and the Facility Sublease Assignment Agreement subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement, the security title of the Deed to Secure Debt and the Lien of the Assignment of Facility Sublease Agreement, (3) a supplement to the Subordinated Deed to Secure Debt and Security Agreement, subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Subordinated Deed to Secure the Debt and Security Agreement, (4) such recordings and filings as may be reasonably requested by the Owner Participant or the Lender to be made or filed, (5) an opinion of counsel of the Facility Sublessee, such counsel and such opinion to be reasonably satisfactory to the Facility Sublessor, to the effect that (w) the supplements to the Head Lease, the Facility Lease and this Facility Sublease referred to in clause (1) above constitute effective instruments for subjecting such rebuilt facilities to the Head Lease, the Facility Sublease and this Facility Sublease, (x) the supplements to the Loan Agreement, the Deed to Secure Debt and the Facility Sublease Assignment Agreement referred to in clause (2) above constitute an effective instrument, for subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement, the security title of the Deed to Secure Debt, and the Lien of the Assignment of Facility Sublease, (y) the supplement to the Subordinated Deed to Secure Debt and Security Agreement referred to in clause (3) above constitutes an effective instrument for subjecting the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Subordinated Deed to Secure Debt and Security Agreement, and (z) all filings and other actions necessary to perfect and protect the Facility Sublessor's interest in an undivided interest equal to the Facility Sublessor's Percentage in the rebuilt facilities and to subject the Facility Lessor's Rocky Mountain Interest in such rebuilt facilities to the Lien of the Loan Agreement and Facility Sublease Assignment Agreement, security title of the Deed to Secure Debt and the Lien of the Subordinated Deed to Secure Debt and Security Agreement have been accomplished and (5) satisfactory evidence as to the compliance with Section 11 of this Facility Sublease with respect to the Facility, as so rebuilt.

      Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Sublessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses and all costs and expenses incurred by the Facility Sublessor pursuant to the last sentence of paragraph (a) of Section 10.3 of the Facility Lease) incurred by the Facility Sublessor, in connection with the transactions contemplated by this
Section 10.3.

      Section 10.4 Eminent Domain. In the event that during the Facility Sublease Term the use of all or any portion of the Undivided Interest is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Sublessee's obligation to pay all installments of Sublease Basic Rent shall continue for the duration of such requisitioning or taking. The Facility Sublessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession. Any amount referred to in this Section 10.4 which is payable to the Facility Sublessee shall not be paid to the Facility Sublessee, or if it has been previously paid directly to the Facility Sublessee, shall not be retained by the Facility Sublessee, if at the time of such payment a Sublease Payment Default, Sublease Bankruptcy Default or Sublease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Facility Sublessor as security for the obligations of the Facility Sublessee under this Facility Sublease, and upon the earlier of (a) 180 days after the Facility Sublessor shall have received such amount; provided the Facility Sublessor has not proceeded to exercise any remedy under Section 17 and it is not stayed or prevented by law or otherwise from exercising such remedy and (b) such time as there shall not be continuing any such Sublease Payment Default, Sublease Bankruptcy Default or Sublease Event of Default, such amount shall be paid to the Facility Sublessee.

SECTION 11. INSURANCE

      Section 11.1 Property Insurance.

      Subject to availability on commercially reasonable terms, the Facility Sublessee will maintain (or cause to be maintained) all risk property insurance in amounts and with deductibles not to exceed $25,000,000 per occurrence as is customarily carried by prudent operators of hydroelectric facilities of comparable size and risk, and against loss or damage from such causes as are customarily insured against, which includes coverage for flood and earthquake and includes (subject to sublimits of $50,000,000 and $100,000,000, respectively) boiler and machinery (subject to a sublimit of $100,000,000) coverage to cover mechanical breakdown, and as required under, and to the extent required by, the Oglethorpe Mortgage and the Rocky Mountain Agreements in an amount not less than $302,000,000.

      Section 11.2 Liability Insurance.

      Subject to availability on commercially reasonable terms, the Facility Sublessee will maintain liability insurance, including contractual liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Rocky Mountain Site, in an amount and with deductibles customarily carried by prudent operators of hydroelectric facilities of comparable size and risk, but not less than $35 million per occurrence. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy. In the event of a material increase in the development of the property adjacent to the Rocky Mountain Site or changes in product liability exposure or laws during the Facility Sublease Term, the Facility Sublessee will periodically review the liability insurance maintained by it or on its behalf. In connection with any such review, the Facility Sublessee will consult with the Facility Sublessor, the Owner Participant and the Lender. Following such review and consultation, if appropriate, the Facility Sublessee will increase such coverage and limits in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of hydroelectric facilities of comparable size and risk taking into account such increased development, subject to the availability of such insurance in such amounts on commercially reasonable terms.

      Section 11.3 Provisions With Respect to Insurance. Subject to availability on commercially reasonable terms, the Facility Sublessee will place the insurance maintained pursuant to this Section 11 with companies having an A.M. Best rating of at least "A-" or, if not so rated, of comparable financial strength. All insurance policies required to be maintained pursuant to this
Section 11.2 shall name the Trustees (both in their individual capacities and as trustees), the Owner Participant and the Lender as additional insureds, as their interest may appear. All insurance policies required to be maintained pursuant to this Section 11 shall also provide for at least 30 days' prior written notice (10 days for non-payment) by the insurance carrier to the Facility Sublessor, the Trustees, the Owner Participant and the Lender in the event of cancellation, non-renewal, termination, expiration or amendment. The Facility Sublessee will place the insurance required by this Section 11 with insurance companies which agree to waive all claims for premiums from, and all subrogation rights against, the Facility Sublessor, the Trustees, the Owner Participant and the Lender. All the insurance maintained pursuant to this Section 11 shall be primary without right of contribution of any other insurance carried by or on behalf of the Facility Sublessor, the Trustees, the Owner Participant or the Lender with respect to their respective interests in the Facility and the Rocky Mountain Site.

      To the extent available on commercially reasonable terms, the Facility Sublessee will use its best efforts to provide that the respective interests of the Facility Sublessor, the Trustees, the Owner Participant and the Lender shall not be invalidated by any act or neglect of the Facility Sublessee, or any breach or violation by the Facility Sublessee of any warranties, declarations or conditions contained in such policies, or by the use of the Facility and the Rocky Mountain Site for purposes more hazardous than permitted by such policies. To the extent available on commercially reasonable terms, the Facility Sublessee will use its best efforts to provide that such policies shall also be endorsed to: (i) provide that coverage will not be invalidated by any foreclosure or other proceeding or notice of sale relating to the Facility or the Rocky Mountain Site or any change in title or ownership of the Facility or the Rocky Mountain Site, (ii) provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and (iii) provide that the coverage afforded by such policies shall not be affected by the performance of any work in or about any Modification. The Facility Sublessee shall, at its own expense, make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

      Section 11.4 Reports. On or prior to December 1 of each year commencing on December 1, 1997, the Facility Sublessee shall furnish the Facility Sublessor, the Owner Participant and the Lender with a report signed by a Responsible Officer of the Facility Sublessee identifying all insurance coverages in place and certifying that all premiums in respect of such policies are paid in full. Such report shall also identify any significant change in coverage, limits or change in carriers and will include a review of any significant changes in the development of the property adjacent to the Rocky Mountain Site, product liability exposure and laws. The Facility Sublessee shall use its best efforts prior to expiration and renewal, but in no event more than 5 Business Days after expiration and renewal of any policy required by this Section 11, to provide the Facility Sublessor, the Owner Participant and the Lender certificates from insurance brokers or carriers to the effect that such policy is in effect and indicating their status as additional insureds.

      Section 11.5 Additional Insurance by Facility Sublessor. At any time the Facility Sublessor (either directly or in the name of the Owner Participant) may at its own expense and for its own account carry insurance with respect to its interest in the Undivided Interest; provided, that such insurance does not in any way interfere with the Facility Sublessee's ability to obtain insurance with respect to the Undivided Interest described in Section 11.1. Any insurance payments received from policies maintained by the Facility Sublessor pursuant to the previous sentence shall be retained by the Facility Sublessor without reducing or otherwise affecting the Facility Sublessee's obligations hereunder.

SECTION 12. INSPECTION

      During the Facility Sublease Term, the Facility Sublessor, and its representatives (along with the Facility Sublessor, the Trustees, the Owner Participant or the Lender) may, at reasonable times, on reasonable notice to the Facility Sublessee and the Facility Operator and at their own risk and expense (except, at the expense, but not risk, of the Facility Sublessee when a Sublease Event of Default, Sublease Bankruptcy Default or Sublease Payment Default has occurred and is continuing), inspect the Facility (together with the records of the Facility Operator with respect to the operations and maintenance thereof) and the Rocky Mountain Site; provided, however, that any such inspection will not interfere with the Facility Operator's normal commercial operation of the Facility and will be in accordance with the Facility Operator's or the Facility Sublessee's safety and insurance programs. Upon request of the Facility Sublessor (but no more often than annually, provided no Sublease Event of Default has occurred and is continuing) the Facility Sublessee shall make available a Responsible Officer to discuss the business, financial condition or accounts of the Facility Sublessee. In no event shall the Facility Sublessor, the Trustees, the Owner Participant or the Lender have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13. TERMINATION OPTION FOR BURDENSOME EVENTS

      Section 13.1 Election to Terminate. After the occurrence and during the continuance of any of the events specified below, the Facility Sublessee shall have the right, at its option, so long as (a) no Sublease Event of Default shall have occurred and be continuing and (b) the Facility Sublessee shall simultaneously exercise its election to terminate each Other Facility Sublease pursuant to Section 13.1 thereof to the extent such event constitutes a burdensome event under Section 13.1 of such Other Facility Subleases, upon at least 30 days' prior written notice to the Facility Sublessor, (a) cause the Facility Sublessor to purchase the Facility Lessor's Rocky Mountain Interest pursuant to Section 13 of the Facility Lease, (b) purchase the Facility Lessor's Rocky Mountain Interest purchased by the Facility Sublessor pursuant to Section 13 of the Facility Lease from the Facility Sublessor and (c) terminate this Facility Sublease on the Termination Date specified in such notice (which shall be a date occurring not more than 90 days after such notice) if:

            (i) it shall have become illegal for the Facility Sublessee to continue this Facility Sublease or for the Facility Sublessee to make payments under this Facility Sublease and the transactions contemplated by the Operative Documents cannot be restructured in a manner acceptable to the Transaction Parties;

            (ii) one or more events outside the control of the Facility Sublessee shall have occurred which will give rise to an obligation by the Facility Sublessee to pay or indemnify under Section 11.1 or 11.2 of the Participation Agreement or the Tax Indemnity Agreement (other than costs and expenses resulting from a replacement of the Payment Undertaking Agreement pursuant to Section 17.4 of the Participation Agreement or a refinancing of the Loan Certificate pursuant to Section 15 of the Participation Agreement); provided, however, that (a) the indemnity obligation (and the underlying cost or Tax) can be avoided in whole or in part by such termination and (b) the amount of such avoided payments would exceed (on a present value basis, discounted annually at the Loan Rate, to the date of the termination) three percent of the Undivided Interest Cost. If the Owner Participant shall waive its right to, or arrange for payment of (without reimbursement by the Facility Sublessee), amounts of indemnification payments under
      Section 11.1 or 11.2 of the Participation Agreement or the Tax Indemnity Agreement in excess of such amount as to cause such avoided payments, computed in accordance with the preceding sentence, not to exceed three percent of the Undivided Interest Cost, no such termination option in favor of the Facility Sublessee shall exist; or

            (iii) on or after the eleventh anniversary of the Closing Date, (a) the Facility Sublessee shall be advised by independent tax counsel selected by the Facility Sublessee and reasonably acceptable to the Facility Sublessor, which advice shall be in the form of an opinion and shall be based on facts, circumstances, events, or conditions occurring after the Closing Date, that deductions will not be available to it to reduce income realized by the Facility Sublessee in connection with the Overall Transaction discounted to such Termination Date and (b) the income tax which will be payable by the Facility Sublessee in consequence of the loss of such deductions from such Termination Date to the Expiration Date, at the Loan Rate, will exceed the greater of (x) the Equity Exposure Amount for such Termination Date and (y) three percent of the Undivided Interest Cost.

If the Facility Sublessee does not give notice of its exercise of the termination option under this Section 13.1 within six months of the date the Facility Sublessee receives notice or Actual Knowledge of the events or conditions described above (or in the case of the event or condition described in clause (iii) of this Section 13.1, in circumstances where the Facility Sublessee shall have Actual Knowledge on or prior to such eleventh anniversary, within six months of such eleventh anniversary), the Facility Sublessee will lose its rights to terminate this Facility Sublease pursuant to this Section
13.1 as a result of such event or condition.

      Section 13.2 Procedure for Exercise of Termination Option. If the Facility Sublessee shall have exercised its option under Section 13.1, on the Termination Date specified in the Facility Sublessee's notice of such exercise, the Facility Sublessee shall pay to the Facility Sublessor (a) the amount which the Facility Sublessor is obligated to pay to the Facility Lessor pursuant to clause (a) of the first sentence of Section 13.2 of the Facility Lease plus (b) all amounts of Sublease Supplemental Rent (including all costs and expenses of the Facility Sublessor (including costs and expenses of the Trustees, the Owner Participant and the Lender incurred by the Facility Sublessor pursuant to Section 13.2 of the Facility Lease) and all sales, use, value added and other Taxes covered by
Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13) due and payable on or prior to the Termination Date and (c) any unpaid Sublease Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Sublease Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date. Concurrently with the payment of all sums specified in this
Section 13.2, (1) Sublease

Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Sublessee shall cease to have any liability to the Facility Sublessor with respect to the Undivided Interest, except for Sublease Supplemental Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (3) the Facility Sublessor will execute and deliver to the Facility Sublessee, to be prepared (and where appropriate recorded and filed), at the Facility Sublessee's cost and expense, a release or termination of this Facility Sublease, (4) the Facility Sublessor will transfer, pursuant to this Section 13.2 and Section 6 of the Ground Sub-sublease, the Facility Lessor's Rocky Mountain Interest purchased by the Facility Sublessor pursuant to Section 13 of the Facility Lease to the Facility Sublessee on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Sublessor's Liens and (5) this Facility Sublease shall terminate and the Facility Sublessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Sublessee. It shall be a condition of the termination of this Facility Sublease pursuant to this Section 13, that the Facility Sublessee shall pay all amounts it is obligated to pay under this Section 13.2 and all other amounts due under this Facility Sublease and the other Operative Documents.

SECTION 14. TERMINATION FOR OBSOLESCENCE

      Section 14.1 Termination. Upon at least 280 days' prior written notice to the Facility Sublessor which notice shall contain certification by the Board of Directors of the Facility Sublessee to the effect that the Facility is economically or technologically obsolete or that the Facility is surplus to the Facility Sublessee's needs, the Facility Sublessee shall have the option, so long as no Sublease Payment Default, Sublease Bankruptcy Default or Sublease Event of Default shall have occurred and be continuing, to cause the Facility Sublessor to terminate the Facility Lease pursuant to Section 14 thereof and to terminate this Facility Sublease on any Termination Date occurring on or after the fifth anniversary of the Closing Date (the "Obsolescence Termination Date") on the terms and conditions set forth in this Section 14.

      Section 14.2 Solicitation of Offers. If the Facility Sublessee shall give the Facility Sublessor notice pursuant to Section 14.1, the Facility Sublessee may, as non-exclusive agent for the Facility Sublessor and the Facility Lessor, use its best efforts to obtain bids for the cash purchase of the Facility Lessor's Rocky Mountain Interest. The Facility Sublessor shall also have the right to obtain bids for the cash purchase of the Facility Lessor's Rocky Mountain Interest either directly or through agents other than the Facility Sublessee. At least 120 days prior to the Obsolescence Termination Date, the Facility Sublessee shall certify to the Facility Lessor and the Facility Sublessor each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Sublessee, any member cooperative of Oglethorpe or any Affiliate of any thereof) submitting such bid or offer.

      Section 14.3 Procedure for Exercise of Termination Option. On the Obsolescence Termination Date the Facility Sublessor will cause the Facility Lessor to sell the Facility Lessor's Rocky Mountain Interest under this Section 14.3, Section 14.4 of the Facility Lease, Section 6 of the Ground Sublease and
Section 6 of the Ground Sub-sublease and Section 9 of the Head Lease to the bidder or bidders (which shall not be the Facility Sublessee, Oglethorpe or a cooperative member of Oglethorpe or any Affiliate of any thereof), that shall have submitted the highest cash bid or bids with respect to the Facility Lessor's Rocky Mountain Interest before the Obsolescence Termination Date. On the Obsolescence Termination Date, the Facility Sublessee shall pay to the Facility Sublessor (a) the amount which the Facility Sublessor is obligated to pay the Facility Lessor pursuant to clause (a) of the second sentence of Section
14.4 of the Facility Lease in connection with such sale, plus (b) any unpaid Sublease Basic Rent due before such Obsolescence Termination Date and, if such Obsolescence Termination Date shall be a Rent Payment Date, any Sublease Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, and (c) all amounts of Sublease Supplemental Rent (including all costs and expenses of the Facility Lessor, the Trustees or the Lender incurred by the Facility Sublessor pursuant to Section 14.4 of the Facility Lease), and all sales, use, value added and other Taxes covered by Section 11.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14 due and payable on such Obsolescence Termination Date. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.3, (i) Sublease Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Facility Sublessee shall cease to have any liability hereunder to the Facility Sublessor with respect to the Undivided Interest, except for Sublease Supplemental Rent and other obligations (including Sections
11.1 and 11.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document and (iii) this Facility Sublease shall terminate and the Facility Sublessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Sublessee. Unless the Facility Lessor shall have elected to retain the Undivided Interest pursuant to
Section 14.3 of the Facility Lease or the Facility Lessor with the consent of the Facility Sublessor shall have entered into a legally binding contract to sell the Facility Lessor's Rocky Mountain Interest, the Facility Sublessee may, at its election, revoke its notice of termination on at least 35 days' prior notice to the Facility Sublessor, in which event this Facility Sublease shall continue with respect to the Undivided Interest; provided, however, that a notice of termination may be revoked on not more than two occasions during the Facility Sublease Term and the Facility Sublessee shall not be permitted to initiate a notice to terminate pursuant to Section 14.1 following a second revocation in accordance with this sentence. The Facility Sublessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Sublessee to obtain bids or otherwise take any action in arranging any such sale of the Facility Lessor's Rocky Mountain Interest. It shall be a condition of the Facility Sublessor's obligation to consummate a sale of the Facility Lessor's Rocky Mountain Interest in accordance this Section 14.3 that the Facility Sublessee shall pay all amounts it is obligated to pay under this Section 14.3. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Sublease shall continue as to the Undivided Interest in full force and effect in accordance with its terms (without prejudice to the Facility Sublessee's right to exercise its rights under this Section 14). The Facility Sublessee will be obligated to pay any expenses or damages of the Facility Sublessor (including expenses or damages of the Facility Lessor incurred by the Facility Sublessor pursuant to the last sentence of Section 14.4 of the Facility Lease) resulting from the failure to consummate a sale of the Facility Lessor's Rocky Mountain Interest for any reason not other than an act of bad faith or gross negligence by the Facility Sublessor.

SECTION 15. END OF SUBLEASE BASIC TERM OPTIONS

      Section 15.1 The Facility Sublessee's Sublease Purchase Option and Sublease Return Option. Unless this Facility Sublease shall have been previously terminated pursuant to Section 10, 13, 14, 17 or 18 hereof, at any time not more than forty-eight months nor less than eighteen months prior to the Expiration Date, the Facility Sublessee shall have the option, upon giving written notice to the Facility Sublessor, (A) to irrevocably elect to cause the Facility Sublessor to exercise the Purchase Option pursuant to Section 15.1 of the Facility Lease and to purchase the Undivided Interest from the Facility Sublessor on the Expiration Date for the amount determined in accordance with this Section 15.1 (the "Sublease Purchase Option") or (B) to irrevocably elect to return the Undivided Interest to the Facility Sublessor in accordance with
Section 5 (the "Sublease Return Option"). If the Facility Sublessee shall elect the Sublease Purchase Option, the Facility Sublessor shall forthwith exercise the Purchase Option in accordance with Section 15.1 of the Facility Lease. If the Facility Sublessee shall elect or is deemed to have elected the Sublease Return Option, the Facility Sublessor shall elect the Return Option pursuant to
Section 15.1 of the Facility Lease. If the Facility Sublessee shall have elected or is deemed to have elected the Return Option, on the Expiration Date it shall return the Undivided Interest to the Facility Sublessor in accordance with the provisions of Section 5 of this Facility Sublease. If the Facility Sublessee shall have exercised the Purchase Option, the Facility Sublessee shall become unconditionally obligated to pay to the Facility Sublessor (a) on the Expiration Date (i) the initial installment of the Purchase Option Price in the amount of $302,435,484.77, (ii) all amounts of Sublease Supplemental Rent (including, without limitation, all costs and expenses of the Facility Sublessor including all amounts payable by the Facility Sublessor to the Trustees, the Owner Participant and the Lender pursuant to Section 15.1 of the Facility Lease and all sales, use, value added and other Taxes covered by Section 11.2 of the Participation Agreement associated with the Purchase Option) due and payable on the Expiration Date, and (iii) any unpaid Sublease Basic Rent due before the Expiration Date and the Sublease Basic Rent due and payable on the Expiration Date and (b) subsequent installments of the Purchase Option Price in the amounts and on the dates set forth in clause (b) of the third sentence of Section 15.1 of the Facility Lease. The covenant to pay the subsequent installments of the Purchase Option Price in accordance with the preceding sentence shall survive the termination of this Facility Sublease. Concurrently with the payment of the sums specified in clause (a) of this

Section 15.1, (w) Sublease Basic Rent for the Undivided Interest shall cease to accrue, (x) the Facility Sublessee shall cease to have any liability to the Facility Sublessor with respect to the Undivided Interest, except for Sublease Supplemental Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement, the Tax Indemnity Agreement and the additional installments of the Purchase Option Price payable in accordance with the fifth sentence of this Section 15.1) surviving pursuant to the express terms of any Operative Document, (y) the Facility Sublessor will, by documents and instruments in form and substance reasonably satisfactory to the Facility Sublessee, transfer the Facility Lessor's Rocky Mountain Interest purchased by the Facility Sublessor pursuant to Section 15.1 of the Facility Lease to the Facility Sublessee in accordance with this Section 15.1 and Section 6 of the Ground Sub-sublease on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Sublessor's Liens and (z) this Facility Sublease shall terminate and the Facility Sublessor shall execute and deliver appropriate releases and all other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Sublessee. The Facility Sublessor agrees that it will not exercise its options pursuant to Section 15.1 of the Facility Lease in a manner which will preclude the exercise of the Facility Sublessee's Purchase or Return Options under this Section 15.1. If the Facility Sublessee shall fail to exercise the Sublease Purchase Option or the Sublease Return Option by the date eighteen months prior to the Expiration Date, it will be deemed to have elected the Sublease Return Option on such date eighteen months prior to the Expiration Date.

      Section 15.2 Sublease Renewal Term.

            (a) If the Facility Lessor shall have elected or shall be deemed to have elected the Renewal Term Option, pursuant to the provisions of Section 15.2 or Section 15.6 of the Facility Lease, the term of this Facility Sublease will be automatically extended for a renewal term that begins on the Expiration Date and extends for a period equal to that of the Renewal Term under the Facility Lease (the "Sublease Renewal Term"). Sublease Basic Rent during the Sublease Renewal Term will be payable on Rent Payment Dates in amounts equal to the Basic Rent payable under the Facility Lease on the corresponding Rent Payment Date (as such amounts may be adjusted in accordance with paragraph (b) of Section 15.4 of the Facility Lease). Sublease Termination Values during the Sublease Renewal Term will be equal to those for the corresponding Termination Dates under the Facility Lease.

            (b) If on the Expiration Date, the Facility Lessee or Facility Sublessee is unable to arrange for a Loan Extension in accordance with Section 15.3(a), the Facility Sublessee may exercise the Purchase Option in accordance with Section 15.1 (except that the Facility Sublessee's purchase of the Undivided Interest may be consummated on the Business Day next following the Expiration Date so long as Facility Sublessee shall pay interest on the initial installment of the Purchase Option Price to (but not including) such Business Day at the Overdue Rate.

            (c) The Facility Sublessee shall pay or reimburse, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred by the Facility Sublessor, including costs and expenses of the Owner Participant, the Trustees, the Lender and any third party lender incurred by the Facility Sublessor pursuant to Section 15.2 of the Facility Lease, in connection with the exercise of the Renewal Term Option, including without limitation, the costs and expenses in connection with the Loan Extension, whether or not any of such transactions are consummated.

      Section 15.3 Refinancing of Loan Certificate in Connection with Sublease Return Option.

      (a) If the Facility Lessor shall have elected or shall have been deemed to have elected the Renewal Term Option the Facility Sublessee shall (i) satisfy the requirements of Section 15.4(c) of the Facility Lease and (ii) arrange a Loan Extension from third parties. If the Facility Lessee has exercised reasonable efforts to arrange for a Loan Extension with one or more third party lenders and if third party lenders cannot be arranged for 100% of the principal amount of the Loan Certificate then outstanding under the Loan Agreement (other than as a result of an Event of Default that is not a Sublease Event of Default or Head Lessor Event of Default), and the Facility Sublessor is not in default of any obligations to purchase the Loan Certificates under Section 15.5 of the Facility Lease, the Facility Sublessee at the request of the Facility Lessor or the Owner Participant shall purchase up to 49% of the principal amount of the Loan Certificate then outstanding under the Loan Agreement from the Lender in accordance with Section 2.11 of the Loan Agreement. Loan Certificates purchased by the Facility Sublessee pursuant to the preceding sentence shall be secured on a pari passu basis with all other outstanding Loan Certificates other than with respect to the granting of consents, waivers or amendments or exercising remedies following a default under the security documents securing the Loan Certificates.

      (b) If the Facility Lessor shall have elected the Replacement Lease Option, the Facility Lessor shall arrange for a Loan Extension, provided that if on the last day of the Basic Term a Replacement Facility Lessee shall be prepared to enter into a Replacement Facility Lease but the Facility Lessor has not been able to arrange for a Loan Extension by such date (other than as a result of an Event of Default that is not a Sublease Event of Default or Head Lessor Event of Default) and the Facility Sublessor is not in default of any obligations to purchase the Loan Certificates under Section 15.5 of the Facility Lease, the Facility Sublessee at the request of the Facility Lessor or the Owner Participant shall purchase the Loan Certificates from the Lender in accordance with Section 2.11 of the Loan Agreement.

SECTION 16. EVENTS OF DEFAULT

      The following events shall constitute "Sublease Event of Defaults" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

      (a) the Facility Sublessee shall fail to make any payment of Sublease Basic Rent or the Purchase Option Price within five Business Days after the same shall have become due; or

      (b) the Facility Sublessee shall fail to make any payment of Sublease Termination Value required by Section 10, 13 or 14 within ten Business Days after the same shall have become due; or

      (c) the Facility Sublessee shall fail to make any payment of Sublease Supplemental Rent (other than the Purchase Option Price or as described in clause (a) or (b) of this Section 16), after the same shall have become due and such failure shall continue unremedied for a period of 30 Business Days after receipt by the Facility Sublessee of written notice of such failure from the Facility Sublessor; or

      (d) any representation or warranty made by the Facility Sublessee in the Operative Documents (other than the Tax Indemnity Agreement) or any written certificate shall be untrue, inaccurate or misleading in any material respect and, if capable of remedy, no action to cure has commenced within 30 days after notice or, if such action has been taken and the Facility Sublessee is diligently pursuing such cure, such action has not succeeded within a period of 180 days after such notice; or

      (e) the Facility Sublessee shall have failed to perform or observe any covenant, obligation or agreement to be performed or observed by it under any Operative Document (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement or Section 16 of the Participation Agreement or any covenants, obligations or agreements referred to in clauses (a), (b), (c),
(f), (g), (h) and (i) of this Section 16) in any material respect and, if capable of remedy, no action to cure has commenced within 30 days after notice or, if such action has been taken and the Facility Sublessee is diligently pursuing such cure, such action has not succeeded within a period of 180 days after such notice; provided, however, that in the case of the Facility Sublessee's obligation set forth in the first sentence of Section 7.1 of this Facility Sublease as it relates to compliance with Applicable Law, if, to the extent and for so long as, a test, challenge, appeal or proceeding for review of such compliance shall be prosecuted in good faith by the Facility Sublessee or the Facility Operator, the failure by the Facility Sublessee to comply with such requirement shall not constitute a Sublease Event of Default hereunder if, but only if, such test, challenge, appeal or proceeding shall not involve any danger of (i) the foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, any part of the Facility, the Rocky Mountain Site or the impairment of the use, operation or maintenance of the Facility or the Rocky Mountain Site in any material respect or the value, utility or useful life of the Facility or the Rocky Mountain Site, (ii) the loss of the security interest of the Lender in the Collateral, or (iii) any criminal liability being incurred or any material adverse effect on, the Facility Sublessor, the Facility Lessor, the Owner

Participant or the Lender in the reasonable opinion of such Person including, without limitation, subjecting the Facility Lessor, the Owner Trustee, or the Owner Participant to regulation as a public utility under Applicable Law; and provided, further, in the case of the Facility Sublessee's obligation set forth in the first sentence of Section 7.1 of this Facility Sublease as it relates to compliance with Applicable Law, if the noncompliance is not of a type that can be immediately remedied, the failure to comply shall not be a Sublease Event of Default hereunder if the Facility Sublessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger in the reasonable opinion of such Person described in clause
(i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not, unless the Facility Sublessee has irrevocably elected the Sublease Purchase Option pursuant to Section 15.1, extend beyond a date that is 18 months prior to the Expiration Date; or

      (f) the Facility Sublessee shall fail to observe or perform its obligation to maintain the insurance required by Section 11; or

      (g) the Facility Sublessee shall fail to observe or perform its obligations under Section 5, Section 15 or Section 19 of this Facility Sublease; or

      (h) the Facility Sublessee shall have failed to observe or perform its obligations under Section 8.2 or Section 8.12 of the Participation Agreement; or

      (i) the Facility Sublessee shall have failed to observe or perform its obligations set forth in Section 8.5, Section 8.6, Section 8.7, Section 8.8 or
Section 8.16 of the Participation Agreement; or

      (j) Oglethorpe's right to the output of capacity and energy from the Facility, or any of its other rights as a "Participant," under the Rocky Mountain Operating Agreement, shall be suspended pursuant to Section 6.02 of the Rocky Mountain Operating Agreement and such suspension shall not be cured within 30 days; or

      (k) Oglethorpe shall be removed as "agent" under the Rocky Mountain Operating Agreement pursuant to Section 8.02 and 8.03 of such Agreement; or

      (l) the principal and interest on the bonds issued under the Oglethorpe Mortgage shall have been declared to be immediately due and payable; or

      (m) the Head Lease, the Ground Lease or the Rocky Mountain Agreements Assignment shall become invalid or unenforceable; or

      (n) the Facility Sublessee shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (iv) fail to pay its debts generally as they become due or admit in writing its inability to do so or take any corporate steps with respect to any of the foregoing; or

      (o) an involuntary case or other proceeding shall be commenced against the Facility Sublessee seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or (iii) the winding-up or liquidation of the Facility Sublessee; and such involuntary case of other proceeding shall remain undismissed and unstayed for a period of 60 days; or

      (p) the obligees or any trustee under the Oglethorpe Mortgage shall have
(i) given the notice contemplated by Section 1(b) or Section 4 of the Intercreditor Agreement, or shall have commenced or taken action to foreclose or otherwise dispossess the Facility Sublessee or the Head Lessee from the Facility or otherwise taken an action referred to in Section 4 of the Intercreditor Agreement or (ii) exercised any dispossessing remedy pursuant to the remedy provisions of the Oglethorpe Mortgage or pursuant to Applicable Law; or

      (q) the obligees or any trustee under the Oglethorpe Mortgage shall have commenced a foreclosure action under the relevant remedy provisions following an "event of default" under the Oglethorpe Mortgage; or

      (r) the Qualifying Sublease Surety Bond (or the Qualifying Letter of Credit in replacement thereof) or any Qualifying Additional Security securing the Facility Sublessor's obligations under the Facility Sublease shall cease to be valid and enforceable obligations of the issuer thereof (regardless whether such Bond or Letter of Credit meets the requirements for a "Qualifying Sublease Surety Bond" or a "Qualifying Letter of Credit" or "Qualifying Additional Security"); or

      (s) the Facility Sublessee shall have failed to perform or observe its covenant set forth in Section 8.15 of the Participation Agreement, and, if capable of remedy, no action to cure is commenced within 30 days after notice, or, if such action has been taken and the Facility Sublessee is diligently pursuing such cure, such action has not succeeded within a period of 60 days after such notice.

SECTION 17. REMEDIES

      Section 17.1 Remedies for Sublease Event of Default. Upon the occurrence of any Sublease Event of Default and at any time thereafter so long as the same shall be continuing, this Facility Sublease shall automatically be deemed to be in default without the need for giving any notice (the giving of which is waived to the fullest extent permitted by Applicable Law); and at any time thereafter, so long as the Facility Sublessee shall not have remedied all outstanding Sublease Events of Default, the Facility Sublessor may do one or more of the following as the Facility Sublessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

      (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Sublessee, at the Facility Sublessee's sole cost and expense, of the applicable covenants and terms of this Facility Sublease, provided, however, that the liquidated damages amount set forth in paragraphs (e) and (f) below shall be the sole and exclusive money damages remedy available to the Facility Sublessor for a Sublease Event of Default;

      (b) by notice in writing to the Facility Sublessee, terminate this Facility Sublease and the Facility Sublessee's Rocky Mountain Interest whereupon all right of the Facility Sublessee to the possession and use of the Undivided Interest under this Facility Sublease shall absolutely cease and terminate but the Facility Sublessee shall remain liable as hereinafter provided; and thereupon, the Facility Sublessor may demand that the Facility Sublessee, and the Facility Sublessee shall, upon written demand of the Facility Sublessor and at the Facility Sublessee's expense, forthwith return possession of the Undivided Interest to the Facility Sublessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of
Section 5, except those provisions relating to periods of notice; and the Facility Sublessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Sublessee, or its successor or assigns, to use the Undivided Interest for any purpose whatsoever;

      (c) sell the Facility Sublessor's Rocky Mountain Interest at public or private sale, as the Facility Sublessor may determine, free and clear of any rights of the Facility Sublessee under this Facility Sublease and without any duty to account to the Facility Sublessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Facility Sublessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Facility Sublessee's obligation to pay Sublease Basic Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Sublease Basic Rent is to be included in computations under paragraph (f) below if the Facility Sublessor elects to exercise its rights under said paragraph), provided, however, that if the Facility Sublessor shall have exercised its rights under this paragraph (c), the Facility Sublessor may not exercise any remedy set forth in paragraph (e) of this Section 17.1;

      (d) hold, keep idle or lease to others the Facility Sublessor's Rocky Mountain Interest as the Facility Sublessor in its sole discretion may determine, free and clear of any rights of the Facility Sublessee under this Facility Sublease and without any duty to account to the Facility Sublessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Sublessee's obligation to pay Sublease Basic Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Facility Sublessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Facility Sublessor from leasing the Facility Sublessor's Rocky Mountain Interest to any Person other than the Facility Sublessee;

      (e) whether or not the Facility Sublessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Facility Sublessor's Rocky Mountain Interest, the Facility Sublessor, by written notice to the Facility Sublessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Sublessee pay to the Facility Sublessor, and the Facility Sublessee shall pay to the Facility Sublessor, on the Termination Date specified in such notice, any unpaid Sublease Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, any Sublease Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, any Sublease Supplemental Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Sublease Basic Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Sublease Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Facility Sublessor's Rocky Mountain Interest as of the Termination Date specified in such notice; or (ii) an amount equal to the Sublease Termination Value computed as of the Termination Date specified in such notice and, upon payment of such Sublease Termination Value by the Facility Sublessee pursuant to this clause (ii) and all other Sublease Rent then due and payable by the Facility Sublessee, the Facility Sublessor will forthwith transfer to the Facility Sublessee in accordance with this Section 17.1(e) and Section 6 of the Ground Sub-sublease on an "as is", "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Facility Sublessor's Liens, all of its interest in the Facility Sublessor's Rocky Mountain Interest and, execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases and all other documents or instructions necessary or desirable to effect the foregoing, all in form and substance reasonably satisfactory to the Facility Sublessor and at the cost and expense of the Facility Sublessee) and upon payment of such amounts under clauses (i) or (ii) of this paragraph (e), this Facility Sublease, and the Facility Sublessee's obligation to pay Sublease Basic Rent hereunder due for any periods subsequent to the date of such payment shall terminate; and

      (f) if the Facility Sublessor shall have sold the Facility Sublessor's Rocky Mountain Interest pursuant to paragraph (c) above, the Facility Sublessor may, if it shall so elect, demand that the Facility Sublessee pay to the Facility Sublessor, and the Facility Sublessee shall pay to the Facility Sublessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Sublease Basic Rent due for any periods subsequent to the date of such sale), an amount equal to (A) any unpaid Sublease Basic Rent due before the date of such sale and, (B)(i) if that date is a Rent Payment Date, the Sublease Basic Rent due on that date (to the extent payable in arrears), or, (ii) if that date is not a Rent Payment Date or the Termination Date, the daily equivalent (based on a 30-day month) of Sublease Basic Rent (to the extent payable in arrears) for the period from the preceding Rent Payment Date to the date of such sale, plus (C) the amount, if any, by which the Sublease Termination Value computed as of a Termination Date next preceding the date of such sale or, if such sale occurs on a Termination Date the Termination Value computed as of such Termination Date, exceeds the net proceeds of such sale and, upon payment of such amount, this Facility Sublease and the Facility Sublessee's obligation to pay Sublease Basic Rent for any periods subsequent to the date of such payment shall terminate; or

      (g) the Facility Sublessor or upon an Event of Default, the Facility Lessor, as security assignee, may draw upon the Qualifying Sublease Surety Bond and the proceeds of the Qualifying Sublease Surety Bond shall reduce the Facility Sublessee's obligation to pay Sublease Termination Value to the extent of any such proceeds received by the Facility Sublessor.

      In addition, the Facility Sublessee shall be liable, except as otherwise provided above, for any and all unpaid Sublease Rent due hereunder before, during or after the exercise of any of the foregoing remedies (or for damages in an amount equal to such Sublease Rent which would otherwise have accrued after eviction of the Facility Sublessee or other termination of the leasehold created hereby pursuant to or in the course of the Facility Sublessor's exercise of such remedies), and, on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Sublease Event of Default or the exercise of the Facility Sublessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section 5 hereof, including, without limitation, any costs and expenses incurred by the Facility Sublessor (including the costs and expenses of the Trustees, the Owner Participant or the Lender payable by the Facility Sublessor pursuant to Section 17.1 of the Facility Lease) in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Sublease. The provisions of this Section 17.1 shall survive the termination of this Facility Sublease for any reason whatsoever and the termination or cancellation of the Facility Sublessee's leasehold estate in the Undivided Interest for any reason.

      Section 17.2 Cumulative Remedies. The remedies in this Facility Sublease provided in favor of the Facility Sublessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity, and the exercise or beginning of exercise by the Facility Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Facility Sublessor of any or all of such other remedies; provided, however, that the liquidated damages amount set forth in paragraphs (e) and (f) above shall be the sole and exclusive money damages remedy available to the Facility Sublessor for a Sublease Event of Default. To the extent permitted by Applicable Law, the Facility Sublessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Facility Sublessor to sell, lease or otherwise use the Undivided Interest or any Component thereof in mitigation of Facility Sublessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Facility Sublessor's rights and remedies in this Section 17.

      Section 17.3 No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Facility Sublessor upon any breach or default by the Facility Sublessee under this Facility Sublease shall impair any such right, power or remedy of the Facility Sublessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 18. TERMINATION OPTIONS FOR APPEAL OF FERC ORDERS.

      Section 18.1 Options to Terminate. If an appeal or request for a rehearing shall be filed (including by post-order intervention) of the FERC Order, the Facility Sublessee shall forthwith give notice of such appeal or request for rehearing to the Facility Sublessor. If such an appeal or request for rehearing shall be filed, the Facility Sublessor and the Facility Sublessee shall each have the option, upon not less than four Business Days' prior written notice to the other, given not later than March 1, 1997, to terminate this Facility Sublease on the next succeeding Termination Date occurring at least ten days following such notice on the terms set forth in this Section 18.1. If the Facility Sublessee shall exercise its option provided by this Section 18.1 by giving the notice contemplated by the preceding sentence, the Facility Sublessee shall have the right to cause the Facility Sublessor to (i) exercise the option provided in Section 18.1 of the Facility Lease and (ii) purchase the Facility Lessor's Rocky Mountain Interest pursuant to Section 18 of the Facility Lease,
(b) purchase the Facility Lessor's Rocky Mountain Interest purchased by the Facility Sublessor pursuant to Section 18 of the Facility Lease from the Facility Sublessor and (c) terminate this Facility Sublease on the Termination Date specified in such notice, upon payment to the Facility Lessor of the Sublease Termination Value, determined as of such Termination Date. The Facility Sublessee shall be permitted to exercise its option provided by this Section 18 only if the Facility Sublessee shall simultaneously exercise the termination option provided by Section 18.1 of each Other Facility Lease. If the Facility Sublessor shall exercise its option provided by this Section 18.1 giving the notice contemplated by the second preceding sentence, the Facility Sublessor shall have the right to cause the Facility Sublessee to (a) purchase from the Facility Sublessor the Facility

Lessor's Rocky Mountain Interest purchased by the Facility Sublessor pursuant to
Section 18 of the Facility Lease for the Sublease Termination Value on the Termination Date specified in such notice and (b) terminate this Facility Sublease on such Termination Date.

      Section 18.2 Procedure for Exercise of Termination Options. If the Facility Sublessor or the Facility Sublessee shall have exercised its option under Section 18.1, on the Termination Date specified in the Facility Sublessor's or the Facility Sublessee's notice of such exercise, the Facility Sublessee shall pay to the Facility Sublessor (a) the Sublease Termination Value determined as of such Termination Date, plus (b) all amounts of Sublease Supplemental Rent (including all costs and expenses of the Facility Sublessor, the Owner Trustee, the Owner Participant and the Lender incurred by the Facility Sublessor pursuant to Section 18.2 of the Facility Lease and all sales, use, value added and other Taxes covered by Section 12.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 18) due and payable on or prior to the Termination Date, and (c) any unpaid Sublease Basic Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Sublease Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date. Concurrently with the payment of all sums specified in this Section 18.2 (1) Sublease Basic Rent for the Undivided Interest shall cease to accrue, (2) the Facility Sublessee shall cease to have any liability to the Facility Sublessor with respect to the Undivided Interest, except for Sublease Supplemental Rent and other obligations (including those under Sections 11.1 and 11.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (3) the Facility Sublessor will execute and deliver to the Facility Sublessee to be prepared (and where appropriate recorded and filed), at the Facility Sublessee's cost and expense, a release and termination of this Facility Sublease, (4) the Facility Sublessor will transfer, pursuant to this Section 18.2 and Section 6 of the Ground Sub-sublease, the Facility Lessor's Rocky Mountain Interest acquired by the Facility Sublessor pursuant to Section 18 of the Facility Lease to the Facility Sublessee on an "as is," "where is," "with all faults" basis, without representations or warranties other than a warranty as to the absence of Facility Sublessor's Liens and (5) this Facility Sublease shall terminate and the Facility Sublessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Sublessee.

SECTION 19. THE FACILITY SUBLESSEE'S RIGHT TO SUBLEASE.

      The Facility Sublessee will not have the right to sublease the Undivided Interest without the consent of the Facility Sublessor except under the following conditions:

            (a) the sublessee is (i) a solvent corporation not subject to bankruptcy proceedings and (ii) the sublessee is, or its obligations under the sublease are guaranteed by, an experienced, reputable operator of electric utility assets;

            (b) the sublease does not extend beyond the Expiration Date and is expressly subject and subordinate to the Head Lease, the Facility Lease and this Facility Sublease;

            (c) RMLC and Oglethorpe remain fully and primarily liable for their obligations under the Operative Documents and RMLC remains fully, and Oglethorpe remains fully and primarily, liable for their obligations under the Rocky Mountain Agreements;

            (d) all terms and conditions of the Head Lease, the Facility Lease, this Facility Sublease and the other Operative Documents remain in effect;

            (e) the entering into such sublease is permitted by the Rocky Mountain Agreements and the Oglethorpe Mortgage;

            (f) no Sublease Payment Default, Sublease Bankruptcy Default or Sublease Event of Default shall be continuing;

            (g) the sublease prohibits further assignment or subletting;

            (h) the sublease requires the sublessee to operate and maintain the Undivided Interest in a manner consistent with this Facility Sublease;

            (i) the sublease is collaterally assigned to the Facility Sublessor and by the Facility Sublessor to the Facility Lessor as security for the obligations of the Facility Sublessee and the Facility Lessee under the Facility Sublease and Facility Lease, respectively, in a manner that is reasonably acceptable to the Facility Sublessor;

            (j) at the time of entering into such sublease the Oglethorpe Mortgage Bonds shall be rated at least the minimum "investment grade" by both Moody's and Standard & Poor's; and

            (k) such sublease shall not cause the property to become "tax-exempt use property" within the meaning of Section 168(h) of the Code.

SECTION 20. FURTHER ASSURANCES

      The Facility Sublessee, at its own cost and expense, will duly execute and deliver to the Facility Sublessor such further documents and assurances and take such further action as the Facility Sublessor may from time to time reasonably request in order to establish and protect the rights and remedies created in favor of the Facility Sublessor hereunder.

SECTION 21. FACILITY SUBLESSOR'S RIGHT TO PERFORM

      If the Facility Sublessee fails to make any payment required to be made by it hereunder (other than Sublease Supplemental Rent in respect of the Purchase Option Price) or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Sublessee and failure of the Facility Sublessee to so perform or comply within 10 days thereafter, the Facility Sublessor may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Facility Sublessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Sublease Supplemental Rent, payable by the Facility Sublessee to the Facility Sublessor on demand.

SECTION 22. NOTICES

      Unless otherwise expressly specified or permitted by the terms hereof, all communica tions and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses
(a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other parties:

If to the Facility Sublessor:

      Rocky Mountain Leasing Corporation
      c/o Corporation Trust Center
      1209 Orange Street, Room 123
      Wilmington, Delaware 19801

      Facsimile No.:  (302) 688-5459
      Telephone No.:  (302) 777-0250

      with copies to:

      Sutherland, Asbill & Brennan, L.L.P.
      999 Peachtree Street, N.E.
      Atlanta, Georgia  30309-3996

      Facsimile No.:  (404) 853-8806
      Telephone No.:  (404) 853-8000
      Attention:  Managing Attorney

      and to:

      Utrecht-America Finance Co.,
      c/o Rabobank Nederland, New York Branch
      245 Park Avenue
      New York, New York  10167-0062

      Facsimile No.:  (212) 916-7880
      Telephone No.:  (212) 916-7864
      Attention:  General Counsel's Office

If to the Facility Sublessee:

      Oglethorpe Power Corporation
      2100 East Exchange Place
      Tucker, Georgia  30085

      Facsimile No.:  (770) 270-7325
      Telephone No.:  (770) 270-7940
      Attention:  Vice President Finance

with a copy to the Lender at its address set forth above.

SECTION 23. SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

      Any moneys received by the Facility Sublessor pursuant to Section 10.4 shall, until paid to the Facility Sublessee as provided in Section 10.4, be held by the Facility Sublessor as security for the Facility Sublessee's obligations under this Facility Sublease and invested in Permitted Investments by the Facility Sublessor (at the sole risk of the Facility Sublessee) from time to time as directed in writing by the Facility Sublessee (and the Facility Sublessor during the continuation of a Sublease Payment Default, Sublease Bankruptcy Default or a Sublease Event of Default) if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be, applied or remitted to the Facility Sublessee in the same manner as the principal invested.

SECTION 24. SECURITY FOR FACILITY SUBLESSOR'S OBLIGATION TO THE FACILITY LESSOR

      In order to secure all amounts payable by and all obligations to be performed by the Facility Sublessor under the Facility Lease, the Facility Sublessor will assign for security purposes its rights under this Facility Sublease, including all Sublease Rent payable hereunder, to the Facility Lessor pursuant to the Facility Sublease Assignment Agreement. In order to secure the Secured Indebtedness, the Facility Lessor's right, title and interest in the Facility Sublease Assignment Agreement will be assigned by the Facility Lessor to the Lender pursuant to the Loan Agreement and the Deed to Secure Debt. The Facility Sublessee hereby consents to such assignments and the creation of such Liens and acknowledges receipt of copies of the Facility Sublease Assignment Agreement, the Loan Agreement and the Deed to Secure Debt, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. Unless and until the Facility Sublessee shall have received written notice from the Lender that the assignment pursuant to the Loan Agreement and the Deed to Secure Debt have been fully terminated the Lender shall have the right to exercise the rights of the Facility Sublessor under this Facility Sublease to the extent set forth in the Facility Sublease Assignment Agreement and subject in each case to the exceptions set forth in the Loan Agreement.

      TO THE EXTENT, IF ANY, THAT THIS FACILITY SUBLEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY SUBLEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE

COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LENDER ON THE SIGNATURE PAGE THEREOF.

SECTION 25. MISCELLANEOUS

      Section 25.1 Governing Law. This Facility Sublease shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance except to the extent the law of the State of Georgia is mandatorily applicable.

      Section 25.2 Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

      Section 25.3 Headings and Table of Contents. The headings of the sections of this Facility Sublease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

      Section 25.4 Successors and Assigns. (a) This Facility Sublease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

      (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

      (c) This Facility Sublease conveys a leasehold estate and not a usufruct.

      Section 25.5 "True Lease". It is the intent of the parties to this Facility Sublease that it be, and this Facility Sublease shall be, a "true lease," and that, recognizing the fact that legal title to the Undivided Interest is vested in the Co-Owners as tenants-in-common, and the interest of the Facility Sublessee is subject and subordinate to the interest of the Facility Lessor under the Head Lease and the interest of the Facility Lessee under the Facility Lease, this Facility Sublease conveys to the Facility Sublessee no right, title or interest in the Undivided Interest except as "sub-sublessee" of the Undivided Interest.

      Section 25.6 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Sublease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

      Section 25.7 Survival. Except for Sections 3.3, 3.5, 3.6, 5,9, 15.1 and 17, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Sublease.

      Section 25.8 Counterparts. This Facility Sublease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 24, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 25.9 Effectiveness. This Facility Sublease has been dated as of the date first above written for convenience only. This Facility Sublease shall be effective on the date of execution and delivery by each of the Facility Sublessee and the Facility Sublessor.

      Section 25.10 Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Sublease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Sublease, such options, rights and privileges, subject to the respective conditions herein governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Sublease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H. W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Sublease, whichever of (a) and (b) is shorter.

      IN WITNESS WHEREOF, the Facility Sublessor and the Facility Sublessee have caused this Facility Sublease to be duly executed and delivered by their respective officers thereunto duly authorized.


                                          ROCKY MOUNTAIN LEASING
                                          CORPORATION


                                          By:/s/ Eugen Heckl
                                             -----------------------------------
                                             Name: Eugen Heckl
                                             Title: Vice President
                                             Date: 12/30/96

Signed and delivered
in the presence of:


/s/ Leonard Scott
---------------------------------------
Unofficial Witness


/s/ David M. Boehm
---------------------------------------
Notary Public

My Commission Expires: March 16, 1998
[Notary Seal]

                                     OGLETHORPE POWER CORPORATION
                                     (AN ELECTRIC MEMBERSHIP
                                     GENERATING & TRANSMISSION
                                     CORPORATION),
                                          as Assignor


                                     By:/s/ T. D. Kilgore
                                        ---------------------------------------
                                          Name:  T.D. Kilgore
                                          Title: President and Chief Executive
                                                 Officer
                                          Date:  December 30, 1996

Signed and delivered
in the presence of:


/s/ Gary M. Bullock
-------------------------------------
Unofficial Witness


/s/ David M. Boehm
-------------------------------------
Notary Public

My Commission Expires: March 16, 1998
[Notary Seal]

      CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS FACILITY SUBLEASE HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF THE UNDERSIGNED, AS ASSIGNEE OF THE FACILITY LESSOR, UNDER THE ASSIGNMENT OF FACILITY SUBLEASE DATED AS OF DECEMBER 30, 1996. THIS AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE UNDERSIGNED, ON THE SIGNATURE PAGES THEREOF. SEE SECTION 24 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS THEREOF.

      Receipt of this original counterpart of this Facility Sublease is hereby acknowledged on this 30th day of December, 1996.


                                          UTRECHT-AMERICA FINANCE CO.


                                          By: __________________________________
                                             Name:

                                             Title:
                                             Date:

                          SCHEDULE TO EXHIBIT 10.32.8

                       FACILITY SUBLEASE AGREEMENT (P1)

   The following table indicates for each transaction the name of the corresponding Owner Participant:



   Agreement         Date                 Owner Participant
   -------------     -----------------    -------------------------------------
   P1                December 30, 1996    Philip Morris Capital Corporation

   P2                January 3, 1997      Philip Morris Capital Corporation

   F3                December 30, 1996    First Chicago Leasing Corporation

   F4                December 30, 1996    First Chicago Leasing Corporation

   N5                December 30, 1996    NationsBanc Leasing & R.E. Corporation

   N6                January 3, 1997      NationsBanc Leasing & R.E. Corporation

   Other than Appendix A, the Exhibits and Schedules to the Facility Sublease
(P1) are not filed herewith; however, the registrant hereby agrees that such Exhibits and Schedules will be provided to the Commission upon request.

                                                                    APPENDIX A
                                                                            to
                                                             Facility Sublease

                                   DEFINITIONS


           Refer to Appendix A to Exhibit 10.32.1 of the Form 10-K.